UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 3, 2005
 Date of Report (Date of earliest event reported):

CO Liquidation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32979	94-3392885
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

580 California Street,
Suite 526
San Francisco, CA   94104
(Address of principal executive offices including zip code)

(415) 283-3200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In accordance with the Company's Plan of Reorganization dated May 20, 2005, which was approved by the United States Bankruptcy Court for the Northern District of California (Lead Case Number 04-32820-DM- 11) on July 28, 2005 (the "Confirmed Plan"), the October 3, 2005 record date set by the bankruptcy court (the "Record Date") has passed. Only those who were stockholders of record at the close of business on the Record Date will receive a distribution from the Company's bankruptcy estate. We will soon make an initial distribution of $0.11 per share to those stockholders. The stock transfer ledgers of the Company are now closed. As provided by the Confirmed Plan, the Company's stock transfer agent will not accept or process any requests or instructions for transfers of the Company's common stock after the Record Date, and the Company and its representatives will not recognize any transfer of the Company's common stock after the Record Date.

Those who were stockholders as of the Record Date now only have the right to (i) receive their pro rata share of the initial distribution, and (ii) receive their pro rata share of any subsequent distribution if any cash remains in the estate after we conclude our affairs and all claims and expenses are paid or otherwise resolved.

While stockholders as of the Record Date may receive future distributions of up to $0.03 per share, depending on the amount of cash available in the estate and the success of our objections to disputed claims, there is no guarantee we will make any future distribution. These are estimates only. To the extent a subsequent distribution takes place, it may be higher or lower based upon numerous factors, including the remaining costs of terminating our affairs, subsequent claims, and other contingencies.

Distributions to beneficial owners whose shares were held in "nominee" or "street" name shall be made to the applicable broker or account representative. The beneficial owner is responsible for assuring that its nominee transmits to them any distribution received from the Company.

We will not be making individual distributions of less than $2.00 in the initial distribution. However, if we make a subsequent distribution, and the combined amount of an individual claim in the two distributions exceeds $2.00, then an individual will receive the cumulative amount in the second distribution. If the combined distribution amount never exceeds $2.00, no distribution will be paid.

We intend to file a Form 15 with the Securities and Exchange Commission in order to terminate the registration of our common stock under the Securities Exchange Act of 1934, as amended.

Forward Looking Statements

This current report on Form 8-K includes forward-looking statements within the meaning of the securities laws. These forward-looking statements include statements concerning the existence of cash to distribute to persons who were stockholders as of the Record Date, the potential for subsequent distributions, the costs of concluding our affairs, the possibility of subsequent expenses and the process relating to the deregistration of our common stock. These statements reflect our current views and assumptions. They are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These factors include, but are not limited to, the following: the potential for the costs of winding-up to be higher than anticipated; the potential that certain amounts owed to us will not be collected or that amounts held in foreign accounts cannot be repatriated; the potential for the liquidation process to take longer than anticipated; the potential that no subsequent distributions will occur; the extent to which claims vary from our expectations; the possibility the court will overrule our objections to some or all of the disputed claims; the potential for deregistration of our common stock not to occur as expected; other external factors, including economic, political and other global conditions; and various other risks, such as those discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2003, our quarterly report on Form 10-Q for the quarter ended June 30, 2004, and subsequent current reports on Form 8-K. The information provided in this current report on Form 8-K is current as of the date of its publication. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CO LIQUIDATION, INC.

/s/ Peter Seidenberg
Peter Seidenberg
Senior Vice President and Chief Financial Officer

Date: October 3, 2005